Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of iRadimed Corporation of our report dated June 18, 2014, relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement and to the reference to our firm under the caption “Experts” in this Prospectus.

/s/ McGladrey

Orlando, Florida

June 18, 2014